Exhibit 21

                              	List of Subsidiaries

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

          Name of Subsidiary                         State of Incorporation

Legg Mason Wood Walker, Incorporated                          Maryland
Howard Weil Financial Corporation                             Louisiana
Howard, Weil, Labouisse, Friedrichs Incorporated (1)          Louisiana
Western Asset Management Company                              California
Legg Mason Real Estate Services, Inc.                         Pennsylvania
Legg Mason Dorman & Wilson, Inc.                              Maryland
LMMB, Inc.                                                    Maryland
Legg Mason Merchant Banking, Inc.                             Maryland
Legg Mason Fund Adviser, Inc.                                 Maryland
Legg Mason Capital Management, Inc.                           Maryland
Legg Mason Realty Group, Inc.                                 Maryland
Legg Mason Mortgage Capital Corporation                       Maryland
Legg Mason Trust Company                                      Maryland
BFP Financial Partners, Inc.                                  Maryland
Fairfield Group, Inc.                                         Pennsylvania
GSH & Co., Inc.                                               New York
Gray, Seifert & Co., Inc. (2)                                 New York
Batterymarch Financial Management, Inc.                       Maryland
Orchard Financial Services, Inc.                              Maryland
Bartlett & Co.                                                Ohio
Bartlett Real Estate, Inc. (3)                                Ohio
Legg Mason Holdings Limited                                   England
                                                              and Wales
Western Asset Global Management Limited (4)                   England
                                                              and Wales


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(1)	Subsidiary of Howard Weil Financial Corporation
(2)	Subsidiary of GSH & Co., Inc.
(3)	Subsidiary of Bartlett & Co.
(4)	Subsidiary of Legg Mason Holdings Limited